UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 22, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed on October 4, 2011, we received an unsolicited offer from Stanhill Capital Partners (“Stanhill”) to purchase our K-Fuel process and technology business (the “K-Fuel Business").  Shortly thereafter, a Special Committee of the Board of Directors was formed to evaluate the Stanhill offer as well as explore the range of other strategic alternatives which may be available to us.  Among other things, the Special Committee, directly and through its financial and legal advisors, was engaged in an active and continual dialogue with Stanhill in connection with their offer to acquire the K-Fuel Business or, in the alternative, all of our outstanding shares of capital stock. On November 22, 2011, Stanhill unexpectedly informed us that it was withdrawing its offer and terminating further discussions in connection with any potential transaction for the K-Fuel Business or the share capital of the company.  The Special Committee and its financial advisor, Dahlman Rose & Company, LLC are continuing to evaluate strategic alternatives for Evergreen.  To date, this process has identified several parties that have expressed interest in exploring a potential transaction with us.  There can be no assurance that any of these parties will make an offer to acquire the K-Fuel Business or that any such offer will be on terms satisfactory to the Special Committee.  The press release announcing this development is attached as Exhibit 99.1.

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Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated November 23, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: November 23, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

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EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated November 23, 2011.

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